Exhibit 99.1

EAST RESOURCES ACQUISITION COMPANY

BALANCE SHEET

JULY 27, 2020

	July 27, 2020	Pro Forma Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$912,561	$—	$912,561
Prepaid expenses	296,800	—	296,800
Total Current Assets	1,209,361	—	1,209,361

Cash held in Trust Account	300,000,000	45,000,000	345,000,000
Total Assets	$301,209,361	$45,000,000	$346,209,361

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities - Accrued offering costs	$50,000	$—	$50,000
Deferred underwriting fee payable	10,500,000	1,575,000	12,075,000
Total Liabilities	10,550,000	1,575,000	12,125,000

Commitments

Common stock subject to possible redemption, 28,565,936 and 32,908,436 shares at redemption value, respectively	285,659,360	43,425,000	329,084,360

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,434,064 and 1,591,564 issued and outstanding (excluding 28,565,936 and 32,908,436 shares subject to possible redemption, respectively)	143	16	159
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding	863	—	863
Additional paid-in capital	4,999,463	(16)	4,999,447
Accumulated deficit	(468)	—	(468)
Total Stockholders’ Equity	5,000,001	—	5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$301,209,361	$45,000,000	$346,209,361